                                                                     Exhibit 4.2

                            CELL THERAPEUTICS, INC.

                     FORM OF REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made as of the 24 day of November, 1999, by and between Cell Therapeutics, Inc., a Washington corporation (the "Company") and the persons executing signature pages hereto (each "Investor" and collectively the "Investors").

                                   RECITALS

     The Company and the Investor have entered into a Securities Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company will issue and sell to the Investor shares of Series D convertible preferred stock of the Company ("Preferred Stock") and certain warrants to purchase shares of Common Stock of the Company ("Warrants") on the terms and conditions set forth in the Purchase Agreement. A condition to the Investor's obligations under the Purchase Agreement is that the Company and the Investor enter into this Agreement in order to provide the Investor with certain rights to register shares of the Company's Common Stock issuable upon conversion of the Preferred Stock and exercise of Warrants.

                                   AGREEMENT

     The parties hereby agree as follows:

     1. REGISTRATION RIGHTS. The Company and the Investor covenant and agree as follows:

          1.1  DEFINITIONS.  For purposes of this Section 1:

               (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "Registrable Securities" means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) the shares of Common Stock issuable or issued upon exercise of the Warrants, and
(iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) or (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

               (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

               (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.9 of this Agreement;

               (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form that permits significant incorporation by reference of the Company's filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

               (f) The term "SEC" means the Securities and Exchange Commission.

          1.2  FORM S-3 REGISTRATION.  (a)

               (a) Unless otherwise instructed in writing by the Holder, the Company will use its best efforts to effect a registration on Form S-3 (or, if not available Form S-2 or S-1, the form so utilized being the "Relevant Registration Statement") as soon as possible, but in any event prior to 30 days after any issuance of Preferred Stock and all related qualifications and compliances as would permit or facilitate the sale and distribution of such shares of Holder's Registrable Securities that Holder requests; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.2 (x) if the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time because the filing thereof would require premature disclosure of a potential transaction or transactions (a "Potential Transaction"), in which event the Company shall have the right to defer the filing of such registration statement for a period of not more than 60 days; provided, however, that the Company shall not utilize this right more than once in any 270 day period; or (y) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (b) If (1) the Relevant Registration Statement is not filed on or prior to the thirty (30) days specified above (subject to subclause(x)), or (2) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Exchange Act within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Relevant Registration Statement will not be "reviewed," or not subject to further review or comment, or (3) a Relevant Registration Statement is not declared effective by the Commission on or prior to (subject to subclause x) ninety (90) days from the issuance of the Preferred Stock (or one hundred twenty (20) days from filing in the event the Company then has an S-4 Registration Statement on file), or (4) a Relevant Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of twenty-four (24) months from the last issuance of securities covered by such Relevant Registration Statement without being succeeded within ten (10) days by a subsequent Relevant Registration Statement filed with and declared effective by the Commission, or
(5) trading in the Common Stock shall be suspended from the NASDAQ or a Subsequent Market for more than three (3) Business Days (which need not be consecutive days), or (6) the conversion rights of the Holders are suspended for any reason or (7) an amendment to a Relevant Registration Statement is not filed by the Company with the Commission within twenty (20) days of the Commission's notifying the Company that such amendment is required in order for the Relevant Registration Statement to be declared effective (any such failure or breach being referred to as an "Event," and for purposes of clauses (1), (3) and (6)
                         -----
the date on which such Event occurs, or for purposes of clause (2) the date on which such five (5) day period is exceeded, or for purposes of clauses (4) and
(7) the date which such 10 day-period is exceeded, or for purposes of clause (5) the date on which such three (3) Business Day-period is exceeded, being referred to as an "Event Date"), then, on an Event Date and each monthly anniversary
          ----------
thereof until the earlier to occur of (i) the third (3/rd/) monthly anniversary of the Event Date and (ii) such time as the applicable Event is cured, the Company shall pay to the Holder 1.5% of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder and required to be registered (which, for purposes hereof shall include all shares of Preferred Stock tendered for conversion by such Holder but for which Underlying Shares due in respect thereof shall not have been received by such Holder), in cash, as liquidated damages and not as a penalty. Commencing on the (3/rd/) monthly anniversary of the Event Date and on each monthly anniversary thereof until the applicable Event is cured, the Company shall pay to the Holder 3% of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder and required to be registered (which, for purposes hereof shall include all shares of Preferred Stock tendered for conversion by such Holder but for which Underlying Shares due in respect thereof shall not have been received by such Holder), in cash, as liquidated damages and not as a penalty. If the Company fails to pay the liquidated damages hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section, the Company will pay interest thereon at a rate of 18% per annum (or the lesser amount permitted by applicable law), accruing daily from such date until the liquidated damages hereunder, plus all such interest thereon, are paid in full.

          1.3 OBLIGATIONS OF THE COMPANY. Whenever required under Section 1.2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, use its best commercial efforts to:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and cause such registration statement to become effective, and, upon the request of the Holder of the Registrable Securities registered thereunder, keep such registration statement effective for twenty-four (24) months.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration.

               (c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holder.

               (d) Register and qualify the Registrable Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) Notify the Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (f) Cause all such Registrable Securities registered pursuant the
Section 1.2 to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (g) Provide Holder's counsel copies of such registration statement, amendments and supplements prior to filing with the SEC, and promptly provide such counsel with any comment letters or similar notices received by the Company from the SEC with respect thereto.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Furnish, at the request of the Holder, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Holder and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holder.

          1.4 RESTRICTIONS ON AND PROCEDURE FOR SALES PURSUANT TO A REGISTRATION STATEMENT.

               (a) Each Holder agrees to the following:

               Delay of Sale. The Company may refuse to permit the Holder to
               -------------
resell any Registrable Securities for a specified period of time; provided, however, that (a) in order to exercise this right, the Company must deliver a certificate in writing to the Holder to the effect that the registration statement in its then current form omits discussion of a Potential Transaction or contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) in no event shall such delay exceed 60 days in the event of a Potential Transaction, or 20 days in other cases (none of which other cases shall have a duration of more than five consecutive business days) in any twelve-month period, and (c) in no event shall this right of delay be exercised within five business days of the effective date of a Relevant Registration Statement. During any suspension as contemplated by this Section 1.4 (a)(iii), the Company will not allow any of its officers or directors to buy or sell shares of the Company's securities.

          1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of the Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate value of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate value required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(b).

          1.6 EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration requested pursuant to Section 1.2, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder selected by Holder with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company shall be borne by the Company.

          1.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless Holder and each person, if any, who controls Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person.

               (b) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act and any controlling person of any Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.7(b) exceed the net proceeds from the offering received by Holder, except in the case of willful fraud by Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7 but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

               (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by Holder under this subsection 1.7(d) exceed the net proceeds from the offering received by Holder, except in the case of willful fraud by Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) The obligations of the Company and Holder under this Section
1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.8 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best commercial efforts to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to Holder, so long as Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time when it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.9  [RESERVED]

          1.10 "MARKET STAND-OFF" AGREEMENT. Holder hereby agrees that, during the period of duration (up to, but not exceeding, 90 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of an underwritten registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter if, and only if, at the time of such request Holder is subject to reporting under Section 16(a) of the Exchange Act with respect to securities of the Company beneficially owned by it, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and the Holder agrees that, if so requested, the Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.10.

          1.11 TERMINATION OF REGISTRATION RIGHTS. With respect to shares of Registrable Securities issued to the Investor at the Initial Closing or any particular Subsequent Closing(s) (as such terms are defined in the Purchase Agreement), the Holder shall not be entitled to exercise any right provided for in this Section 1 after such time as Rule 144(k) under the Securities Act is available for the sale of all of such Holder's shares that were issued at the Initial Closing or the applicable Subsequent Closing. For purposes of clarity, the registration rights of a Holder provided for in this Section 1 shall terminate in stages, which stages shall correspond to the initial issuance date of such Registrable Securities.

     2. MISCELLANEOUS.

          2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          2.3 NOTICES. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page hereto or in the Purchase Agreement in the case of the Company.

          2.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          2.5 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

          2.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                           [Signature Page Follows]

     The parties have executed this Registration Rights Agreement as of the date first above written.


                                   COMPANY:


                                   CELL THERAPEUTICS, INC.


                                   By:

                                        James Bianco
                                        Chief Executive Officer


                                   Address:  201 Elliott Avenue West, Suite 400

                                             Seattle, Washington 98119


                                   Fax:      (206) _____________


                                   INVESTOR:


                                   THE ARIES MASTER FUND


                                   By:


                                   Name: __________________
                                           (print)


                                   Title: _________________


                             SIGNATURE PAGE TO THE
                         REGISTRATION RIGHTS AGREEMENT

     The parties have executed this Registration Rights Agreement as of the date first above written.

                                   COMPANY:


                                   CELL THERAPEUTICS, INC.


                                   By:

                                        James Bianco
                                        Chief Executive Officer


                                   Address:  201 Elliott Avenue West, Suite 400

                                             Seattle, Washington 98119


                                   Fax:      (206) _____________


                                   INVESTOR:


                                   ARIES DOMESTIC FUND, L.P.


                                   By:


                                   Name: __________________
                                           (print)


                                   Title: _________________


                             SIGNATURE PAGE TO THE
                         REGISTRATION RIGHTS AGREEMENT

     The parties have executed this Registration Rights Agreement as of the date first above written.

                                   COMPANY:


                                   CELL THERAPEUTICS, INC.


                                   By:

                                        James Bianco
                                        Chief Executive Officer


                                   Address:  201 Elliott Avenue West, Suite 400

                                             Seattle, Washington 98119


                                   Fax:      (206) _____________


                                   INVESTOR:


                                   ARIES DOMESTIC FUND II, L.P.


                                   By:


                                   Name: __________________
                                           (print)


                                   Title: _________________


                             SIGNATURE PAGE TO THE
                         REGISTRATION RIGHTS AGREEMENT

     The parties have executed this Registration Rights Agreement as of the date first above written.

                                   COMPANY:


                                   CELL THERAPEUTICS, INC.


                                   By:

                                        James Bianco
                                        Chief Executive Officer


                                   Address:  201 Elliott Avenue West, Suite 400

                                             Seattle, Washington 98119


                                   Fax:      (206) _____________


                                   INVESTOR:


                                   ESSEX WOODLANDS HEALTH
                                   VENTURES FUND IV, L.P.


                                   By:


                                   Name: __________________
                                           (print)


                                   Title: _________________


                             SIGNATURE PAGE TO THE
                         REGISTRATION RIGHTS AGREEMENT

     The parties have executed this Registration Rights Agreement as of the date first above written.

                                   COMPANY:


                                   CELL THERAPEUTICS, INC.


                                   By:

                                        James Bianco
                                        Chief Executive Officer


                                   Address:  201 Elliott Avenue West, Suite 400

                                             Seattle, Washington 98119


                                   Fax:      (206) _____________


                                   INVESTOR:


                                   CADUCEUS CAPITAL TRUST


                                   By:


                                   Name: __________________
                                           (print)


                                   Title: _________________


                             SIGNATURE PAGE TO THE
                         REGISTRATION RIGHTS AGREEMENT

     The parties have executed this Registration Rights Agreement as of the date first above written.

                                   COMPANY:


                                   CELL THERAPEUTICS, INC.


                                   By:

                                        James Bianco
                                        Chief Executive Officer


                                   Address:  201 Elliott Avenue West, Suite 400

                                             Seattle, Washington 98119


                                   Fax:      (206) _____________


                                   INVESTOR:


                                   CADUCEUS CAPITAL II, L.P.


                                   By:


                                   Name: __________________
                                           (print)


                                   Title: _________________


                             SIGNATURE PAGE TO THE
                         REGISTRATION RIGHTS AGREEMENT

     The parties have executed this Registration Rights Agreement as of the date first above written.

                                   COMPANY:


                                   CELL THERAPEUTICS, INC.


                                   By:

                                        James Bianco
                                        Chief Executive Officer


                                   Address:  201 Elliott Avenue West, Suite 400

                                             Seattle, Washington 98119


                                   Fax:      (206) _____________


                                   INVESTOR:


                                   WAYNE ROTHBAUM


                                   By:


                                   Name: __________________
                                           (print)


                                   Title: _________________


                             SIGNATURE PAGE TO THE
                         REGISTRATION RIGHTS AGREEMENT

     The parties have executed this Registration Rights Agreement as of the date first above written.


                                   COMPANY:


                                   CELL THERAPEUTICS, INC.


                                   By:

                                        James Bianco
                                        Chief Executive Officer


                                   Address:  201 Elliott Avenue West, Suite 400

                                             Seattle, Washington 98119


                                   Fax:      (206) _____________


                                   INVESTOR:


                                   STEVEN OLIVERA


                                   By:


                                   Name: __________________
                                           (print)


                                   Title: _________________


                             SIGNATURE PAGE TO THE
                         REGISTRATION RIGHTS AGREEMENT

     The parties have executed this Registration Rights Agreement as of the date first above written.

                                   COMPANY:


                                   CELL THERAPEUTICS, INC.


                                   By:

                                        James Bianco
                                        Chief Executive Officer


                                   Address:  201 Elliott Avenue West, Suite 400

                                             Seattle, Washington 98119


                                   Fax:      (206) _____________


                                   INVESTOR:


                                   JOSEPH EDELMAN


                                   By:


                                   Name: __________________
                                           (print)


                                   Title: _________________


                             SIGNATURE PAGE TO THE
                         REGISTRATION RIGHTS AGREEMENT

     The parties have executed this Registration Rights Agreement as of the date first above written.


                                   COMPANY:


                                   CELL THERAPEUTICS, INC.


                                   By:

                                        James Bianco
                                        Chief Executive Officer


                                   Address:  201 Elliott Avenue West, Suite 400

                                             Seattle, Washington 98119


                                   Fax:      (206) _____________


                                   INVESTOR:


                                   MITCHELL SILBER


                                   By:


                                   Name: __________________
                                           (print)


                                   Title: _________________


                             SIGNATURE PAGE TO THE
                         REGISTRATION RIGHTS AGREEMENT